As filed with the Securities and Exchange Commission on May 9, 2000
                                                   Registration No. 333-________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                        ALLOU HEALTH & BEAUTY CARE, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

       DELAWARE                                                  11-2953972
       --------                                                --------------
(State or other jurisdiction of                               (I.R.S. Employer
Incorporation or organization)                               Identification No.)

                               50 EMJAY BOULEVARD
                               BRENTWOOD, NY 11717
                                 (516) 273-4000
        ---------------------------------------------------------------
               (Address, including zip code, and telephone number,
       Including area code, of registrant's principal executive offices)

                                  VICTOR JACOBS
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                               50 EMJAY BOULEVARD
                               BRENTWOOD, NY 11717
                                 (516) 273-4000
        ---------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)

                                    Copy to:

                             Henry I. Rothman, Esq.
                                Parker Chapin LLP
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000
                                   ----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------  ----------------  ---------------------  -----------------------  -------------
                                                            PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF EACH CLASS               AMOUNT TO BE      OFFERING PRICE        AGGREGATE OFFERING     REGISTRATION
   OF SECURITIES TO BE REGISTERED            REGISTERED       PER SHARE(1)               PRICE                FEE
--------------------------------------  ----------------  ---------------------  -----------------------  -------------
Class A Common Stock, $.001 par
value per share.................            75,472               $7.44                $561,511.68           $148.23
-----------------------------------------------------------------------------------------------------------------------
Total Registration Fee.. $148.23
=======================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"); based on the average bid and ask prices on the American Stock Exchange on May 5, 2000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION, DATED MAY 9, 2000

PROSPECTUS

                        ALLOU HEALTH & BEAUTY CARE, INC.

         A certain Stockholder of Allou Health & Beauty Care, Inc. is selling 75,472 Shares of Class A Common Stock of the Company under this Prospectus, all of which are issued and outstanding. We issued the Shares covered by this Prospectus to the Selling Stockholder in January 2000 as part of the purchase price under an Asset Purchase Agreement.

         The Selling Stockholder may offer its Shares of the Company on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

         The Selling Stockholders will receive all net proceeds from the sale of the Shares. Accordingly, we will not receive any proceeds from the resale of the Shares. We will bear all expenses relating to this registration except for brokerage commissions and expenses, if any, which will be paid by the Selling Stockholder.

             ------------------------------------------------------
                        AMEX Stock Exchange Symbol: "ALU"
             ------------------------------------------------------

         On May 5, 2000, the closing sale price of one share of our Class A Common Stock on the AMEX Stock Exchange was $7.44.

         Our executive offices are located at 50 Emjay Boulevard, Brentwood, New York 11717 and our telephone number is (516) 273-4000.

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
               YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED
             UNDER THE CAPTION "INVESTMENT CONSIDERATIONS" ON PAGE 5
                               OF THIS PROSPECTUS.


               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR
                 ANY STATE SECURITIES COMMISSION HAS APPROVED OR
                   DISAPPROVED THESE SECURITIES, OR DETERMINED
                   IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is May 9, 2000

                        ---------------------------------

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

         We have filed with the SEC a registration statement on Form S-3 to register shares of our Class A Common Stock. This Prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our Class A Common Stock, you may refer to the registration statement and to the exhibits and schedules filed as part of that registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC's web site.

         This Prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         1. Annual Report on Form 10-K for the fiscal year ended March 31, 1999; and
         2. Quarterly Reports on Form 10-Q for the period ended June 30, 1999 and September 30, 1999.

         You may request a copy of these filings, at no cost, by writing to us at 50 Emjay Boulevard, Brentwood, New York 11717, Attention: David Shamilzadeh.

                         ------------------------------

         This Prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this Prospectus.

         WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF MAY 9, 2000.

                            -------------------------

                                TABLE OF CONTENTS

Where You Can Find More Information About Us........................................2
Investment Considerations...........................................................4
Use of Proceeds.....................................................................5
Dividend Policy.....................................................................6
Selling Stockholders ...............................................................7
Description of Securities...........................................................8
Plan of Distribution ..............................................................10
Indemnification for Securities Act Liabilities.....................................11
Legal Matters......................................................................11
Experts ...........................................................................11

                            INVESTMENT CONSIDERATIONS

         BEFORE YOU BUY SHARES OF OUR CLASS A COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH SUCH PURCHASE, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR CLASS A COMMON STOCK.

         SOME OF THE INFORMATION IN THIS PROSPECTUS MAY CONTAIN FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "EXCEPT," "ANTICIPATE," "INTEND," "ESTIMATE," "CONTINUE," "BELIEVE," OR OTHER SIMILAR WORDS. THESE STATEMENTS DISCUSS FUTURE EXPECTATIONS, CONTAIN PROJECTIONS OF OUR FUTURE RESULTS OF OPERATIONS OR FINANCIAL CONDITION OR STATE OTHER "FORWARD-LOOKING" INFORMATION. WHEN CONSIDERING SUCH STATEMENTS, YOU SHOULD KEEP IN MIND THE RISK FACTORS AND OTHER CAUTIONARY STATEMENTS IN THIS PROSPECTUS. THE RISK FACTORS NOTED IN THIS SECTION AND OTHER FACTORS NOTED IN THIS PROSPECTUS COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

WE HAVE SIGNIFICANT DEBT

         In order to finance our operations, we have incurred significant indebtedness. Of the Company's total indebtedness of $178,052,790 outstanding at December 31, 1999, $144,799,151 was outstanding under a working capital line of credit with several banks. This line of credit is secured by substantially all of the assets of the Company and its subsidiaries, which are co-borrowers under the line of credit. The line of credit restricts our ability from incurring additional indebtedness, pledging assets and declaring dividends or making distributions to stockholders without the consent of the banks. In the event we violate any loan covenants or we default on our obligations, the banks could elect to declare our indebtedness immediately due and payable and foreclose on our assets. As of the date of this Prospectus, we are in compliance with all of the terms of our financing agreements.

OUR BUSINESS IS SEASONAL

         Our fragrance business has historically been seasonal, reflecting traditional retail seasonality patterns, with significantly higher sales representing approximately 33% of annual sales revenue, occurring in the third fiscal quarter of each year. Significantly higher sales result from increased purchases of fragrances as gifts during the holiday season. Additionally, Internet usage and Internet growth may be expected to decline during the summer, when people spend fewer hours inside. As a result, sales from our fragrance business may be lower during the summer months than during other seasons.

WE ARE DEPENDENT UPON KEY MEMBERS OF OUR MANAGEMENT

         Our business is greatly dependent upon the efforts of Mr. Victor Jacobs, our Chairman of the Board and Chief Executive Officer, Mr. Herman Jacobs, our President and Chief Operating Officer, Mr. David Shamilzadeh, our Senior Vice President and Chief Financial Officer, Mr. Jack Jacobs, our Vice President of Purchasing and Secretary and Mr. Ramon Montes, our Executive Vice President of Sales. The loss of services of any of such individuals or other key personnel could adversely affect the conduct of our business. We have obtained "key man" life insurance on the lives of such persons for its benefit in the amount of $1,000,000. Our success will also be dependent upon our ability to attract and retain experienced management, marketing and industry personnel, particularly those with knowledge of the Internet and online commerce. We face considerable competition from other companies in our industries, as well as other companies that market products via the Internet or online commerce. We cannot assure you that we can attract and retain such personnel and our inability to do so could have a material adverse effect on our business.

OUR CLASS B COMMON STOCK REPRESENTS A MAJORITY OF OUR VOTING POWER AND KEY MEMBERS OF MANAGEMENT OWN ALL OF THE CLASS B STOCK

         Messrs. Victor Jacobs, Herman Jacobs and Jack Jacobs collectively own 1,200,000 shares of our Class B Common Stock, which has five votes per share (compared to the Class A Common Stock, which has one vote per share) which, in the aggregate represents approximately 17.8% of our outstanding capital stock and approximately 52% of the total voting power. Accordingly, such persons are able to control us and generally direct our affairs, including electing a majority of our directors and causing an increase in our authorized capital causing our dissolution, merger or sale of substantially all of our assets. The disproportionate vote afforded the Class B Common Stock could also serve to impede or prevent a change of control of us. As a result, potential acquires will be discouraged from seeking to acquire control of us through the purchase of Common Stock, which could have a depressive effect on the price of our securities. See "Principal Shareholders" and "Description of Securities."

OUR PREFERRED STOCK MAY HAVE THE EFFECT OF PREVENTING OR DELAYING A CHANGE OF CONTROL

         Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Class A Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of us. Although we have no present intention to issue any shares of our preferred stock, we cannot assure you that we will not do so in the future. In addition, certain provisions of the Delaware General Corporation Law prevent certain stockholders from engaging in certain business combinations with us, subject to certain exceptions. See "Description of Securities."

SHARES THAT ARE ELIGIBLE FOR SALE IN THE FUTURE

         Sales of a substantial number of shares of our Class A Common Stock in the public market following this offering could adversely affect the market price of the Class A Common Stock. Of the 5,550,782 shares of Class A Common Stock that will be outstanding upon the completion of this offering, all will be freely tradeable without restriction or further registration under the Securities Act.

OUR STOCK PRICE MAY BE VOLATILE

         The trading price of our Class A Common Stock may be volatile. Such trading price could be subject to wide fluctuations in response to our announcements of business developments or those by our competitors, quarterly variations in operating results, and other events or factors, including our prospects and expectations by investors and securities analysts. In addition, stock markets have experienced extreme price volatility in recent years. Such broad market fluctuations may adversely affect the price of our Class A Common Stock.

                                 USE OF PROCEEDS

         The Selling Stockholder is selling all of the Shares covered by this Prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of the Shares. We will bear all expenses relating to this registration except for brokerage commissions and expenses, if any, which will be paid by the Selling Stockholder.

                                 DIVIDEND POLICY

         We have never declared or paid cash dividends on our Class A Common Stock. We currently anticipate that we will retain all available funds for use in the operation of our business. As such, we do not anticipate paying any cash dividends on our Class A Common Stock in the foreseeable future.

                               SELLING STOCKHOLDER

         We issued the Shares of Class A Common Stock covered by this Prospectus to the Selling Stockholder under the terms of an Asset Purchase Agreement dated as of December 9, 1999 among the Selling Shareholder, Norman Miller and us. Under the terms of the December 1999 Asset Purchase Agreement, we have to date issued 75,472 shares of our Class A Common Stock to the Selling Stockholder as part of the purchase price for the assets purchased thereunder.

         The following table lists certain information regarding the Selling Stockholder's ownership of Shares of our Class A Common Stock as of May 9, 2000, and as adjusted to reflect the sale of the Shares. Information concerning the Selling Stockholders may change from time to time.



                                                                                   Shares of Class A Common Stock
                                                                                               Owned
                                                                                         after Offering (1)
                                                                             ---------------------------------------
                                          Shares of Class
                                             A Common       Shares Registered
                                           Stock Owned         Hereby (2)            Number            Percent
                                         Prior to Offering
                                             (2)
                                        -----------------   -----------------    ----------------  -----------------
Tri-State Pharmaceutical
Consultants Corp.                            75,472              75,472                -0-               -0-

-----------------

(1) Assumes that all of the shares of Class A Common Stock offered hereby are sold.

(2) Does not include shares issuable to the Selling Stockholder as part of the remaining installments payable on account of the purchase price pursuant to the terms of the Asset Purchase Agreement. Because the number of shares of Class A Common Stock issuable upon the due date of each such installment which is payable in shares of Class A Common Stock is dependent upon the market price of such Class A Common Stock preceding each such installment, the actual number of shares of Class A Common Stock that will be issued to the Selling Stockholder on account of the purchase price cannot be determined at this time.

                            DESCRIPTION OF SECURITIES

GENERAL

         The Company is authorized to issue 15,000,000 shares of Class A Common Stock, of which 5,550,782 were issued and outstanding on February 2, 2000 and 2,200,000 shares of Class B Common Stock, of which 1,200,000 are issued and outstanding. The Company is also authorized to issue 1,000,000 shares of Preferred Stock, $.001 par value ("Preferred Stock"). No shares of Preferred Stock are currently outstanding.

COMMON STOCK

         The Holders of shares of Class A Common Stock and Class B Common Stock have no preemptive rights and the shares are not subject to redemption. The outstanding shares of Class B Common Stock and Class A Common Stock are duly and validly issued and fully paid and non-assessable.

         Holders of Class A Common Stock and Class B Common Stock are not entitled to cumulative voting. Holders of Class B Common Stock are entitled to five votes per share on every matter on which common stockholders of the Company are entitled to vote. Holders of Class A Common Stock are entitled to one vote per share on every matter on which common stockholders of the Company are entitled to vote. Therefore, the holders of the Class B Common Stock representing a majority of voting rights may elect all of the directors of the Company and authorize certain corporate transactions without the concurrence of the public stockholders.

         Holders of Class B Common Stock may, at any time, convert their shares into Class A Common Stock on a share for share basis. Each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock upon its sale or transfer (including its transfer upon the death of the holder hereof) unless such sale or transfer is to one or more other holders of Class B Common Stock, certain family members of the holders of Class B Common Stock or certain trusts for their benefit.

         Except for the aforementioned voting and conversion rights, the Class A Common Stock and Class B Common Stock are identical in all respects.

PREFERRED STOCK

         The Company is authorized to issue 1,000,000 million shares of Preferred Stock, in one or more classes or series as determined from time to time by the Board of Directors.

         In authorizing any class or series of Preferred Stock within the limitations and restrictions contained in the Company's Certificate of Incorporation, as amended, and without further action by the Company's stockholders, the Board of Directors has the authority to issue shares of Preferred Stock and to fix the number of shares and the relative rights, conversion rights, voting rights and the terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Accordingly, the Board of Directors will be empowered, without stockholder approval, to issue Preferred Stock with rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

DELAWARE LAW ANTITAKEOVER PROVISION

         The Company is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware ("DGCL"). In general, this statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the prior three years did own) 15% or more of the corporation's voting stock. Such provisions could render the Company more difficult for such person to obtain control of the Company without the approval of the Board of Directors.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for the Class A Common Stock is Continental Stock Transfer and Trust Company.

                              PLAN OF DISTRIBUTION

         The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Class A Common Stock on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling Shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o        privately negotiated transactions;

o        short sales;

o broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

o        a combination of any such methods of sale; and

o        any other method permitted pursuant to applicable law.


         The Selling Stockholder may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The Selling Stockholder may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver Shares in connection with these trades. The Selling Stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

         Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as our company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         Our Certificate of Incorporation provides that directors shall not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our stockholders, intentional misconduct or wilful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our Certificate of Incorporation also authorizes us to indemnify our officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         Parker Chapin LLP, New York, New York will pass upon the validity of the securities offered hereby.

                                     EXPERTS

         The consolidated financial statements as of March 31, 1999 and 1998 and for each of the two years in the period ended March 31, 1999 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Mayer Rispler & Company, P.C., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.


--------------------------------------------          --------------------------------------------
          WE HAVE NOT AUTHORIZED ANY DEALER,
 SALESPERSON OR ANY OTHER PERSON TO GIVE ANY
 INFORMATION OR TO REPRESENT ANYTHING NOT
 CONTAINED IN THIS PROSPECTUS. YOU MUST NOT
 RELY ON ANY UNAUTHORIZED INFORMATION. THIS
 PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY
 SHARES IN ANY JURISDICTION WHERE IT IS
 UNLAWFUL. THE INFORMATION IN THIS
 PROSPECTUS IS CURRENT AS OF MAY 9, 2000.                      75,472 SHARES OF
                                                           CLASS A COMMON STOCK

              TABLE OF CONTENTS

                                        Page

Where You Can Find More

         Information About Us...............
Investment Consideration ...................
Use of Proceeds.............................
Dividend Policy.............................
Selling Stockholders .......................
Description of Securities...................
Plan of Distribution .......................
Indemnification for Securities
         Act Liabilities....................
Legal Matters...............................                         PROSPECTUS
Experts ....................................

--------------------------------------------

                                                                   May 9, 2000
                                                      --------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses which will be paid by the Company in connection with the issuance and distribution of the securities being registered on this Registration Statement. The Selling Stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.


                 Filing fee for registration statement ...............................$148.23
                 Legal fees and expenses..............................................$10,000.00
                 Accounting expenses..................................................$10,000.00
                 Miscellaneous........................................................$4851.77
                       Total..........................................................$ 25,000.00
                                                                                      ===========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         The Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to the Company or its stockholders, intentional misconduct or wilful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Company's Certificate of Incorporation also authorizes the Company to indemnify its officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law.

ITEM 16.  EXHIBITS.

NUMBER            DESCRIPTION OF EXHIBIT

5.1               Opinion of Parker Chapin LLP.
23.1              Consent of Mayer Rispler & Company, P.C.
23.2 Consent of Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).
24.1              Power of Attorney (included on page II-4 to the Registration
                  Statement).

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

         The undersigned small business issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of New York on May 8, 2000.

                                                ALLOU HEALTH & BEAUTY CARE, INC.


                                                By: /s/ Victor Jacobs
                                                   -------------------------
                                                   Victor Jacobs
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes David Shamilzadeh and Victor Jacobs, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the date indicated.



                SIGNATURE                                   TITLE                              DATE
                ---------                                   -----                              ----
          /s/ Victor Jacobs                   Chairman of the Board and               May 9, 2000
          --------------------                 Chief Executive Officer
              Victor Jacobs

          /s/ Herman Jacobs                     President and Director                May 9, 2000
          --------------------
              Herman Jacobs

          /s/ David Shamilzadeh                Chief Financial Officer,               May 9, 2000
          ---------------------               Chief Accounting Officer
            David Shamilzadeh                        and Director

          /s/ Jack Jacobs                              Director                       May 9, 2000
          --------------------
               Jack Jacobs

          /s/ Sol Naimark                              Director                       May 9, 2000
          --------------------
               Sol Naimark


                SIGNATURE                                   TITLE                              DATE
                ---------                                   -----                              ----
          /s/ Jeffrey Berg                             Director                       May 9, 2000
          --------------------
              Jeffrey Berg

          /s/ Stuart Glasser                           Director                       May 9, 2000
          --------------------
             Stuart Glasser

                                 SECURITIES AND
                                    EXCHANGE
                                   COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------



                                    EXHIBITS

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                  -------------







                        ALLOU HEALTH & BEAUTY CARE, INC.
                       (EXACT NAME OF ISSUER AS SPECIFIED
                                 IN ITS CHARTER)



                                   MAY 9, 2000

                                  EXHIBIT INDEX
                                  -------------



EXHIBIT
-------
NO.            DESCRIPTION OF DOCUMENT                                          PAGE NO./REF.
---            -----------------------                                          -------------

5.1            Opinion of Parker Chapin LLP.

23.1           Consent of Mayer Rispler & Company, P.C.

23.2 Consent of Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).

24.1           Power of Attorney (see page II-4 to the Registration
               Statement).